Exhibit 23.1

Simon & Edward, LLP
Certified Public Accountants & Consultants
A PCAOB Registered CPA Firm
17700 Castleton Street, Suite 200
City of Industry, CA 91748
U.S.A.
Tel: +1 626 854 6500
Fax: +1 626 854 6505

Re: Omphalos, Corp. (the "Company")

CONSENT OF INDEPENDENT AUDITORS
Company’s Report on Form 8-K/A, filed March 10, 2009

We consent to the incorporation in the referenced report of the Company of our report on the financial statements of the Company as its registered independent auditors dated March 15, 2007, for the period(s) ending December 31, 2006 and December 31, 2005.

Respectfully submitted,

/s/ Simon & Edward, LLP
Simon & Edward, LLP

March 10, 2009